Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 01/18/2002


Servicing Certificate

Beginning Principal Balance                                                       111,121,543.23
Ending Principal Balance                                                          107,259,803.32
Principal Collections                                                               3,461,649.58
Interest Collections                                                                1,275,715.84

Active Loan Count                                                                          2,363

Principal Balance of Current Month Prefunding                                               0.00

Substitution Adjustment Amount                                                              0.00

Policy Draw Amount                                                                          0.00


Total Limited Reimbursement Amount                                                     22,802.47

Current month distribution to Credit Enhancer                                          30,695.63

Net Loan Rate                                                                             13.77%

Note Rate - Class A-1 Notes                                                              2.1100%
Note Rate - Class A-2 Notes                                                              7.8400%
Note Rate - Class A-3 Notes                                                              8.1700%
Note Rate - Class A-4 Notes                                                              8.2700%

                 Beginning Note Balance     Ending Note Balance   Principal Distribution     Interest
Class A-1 Notes             14,812,155.58           10,950,415.67            3,861,739.91      26,912.86
Class A-2 Notes             18,887,000.00           18,887,000.00                       -     123,395.07
Class A-3 Notes             29,790,000.00           29,790,000.00                       -     202,820.25
Class A-4 Notes             41,753,000.00           41,753,000.00                       -     287,747.76
                           --------------          --------------                      --    ----------
    Total Notes            105,242,155.58          101,380,415.67            3,861,739.91     640,875.94

Certificates                                                                          201,513.74

Prefunding Account                                                           Total Amount
                                                                       --------------------------
Beginning Balance                                                                           0.00
Interest Earned on Prefunding Account                                                       0.00
Prior month Interest earned transferred to overcollateralization                            0.00
Collection Period Subsequent Transfer                                                       0.00
Prefunding Account balance distributed to Noteholders                                       0.00
                                                                       --------------------------
           Total Ending Prefunding Account Balance  as of Payment Date                      0.00


Capitalized Interest Account Balance
Beginning Balance                                                                           0.00
Withdraw relating to prior month Collection Period                                          0.00
Interest Earned                                                                             0.00
Interest Earned sent to Note Payment account                                                0.00
Total Ending Capitalized Interest Account Balance to Noteholders                            0.00
                                                                       --------------------------
                     Total Ending Capitalized Interest Account Balance                      0.00
                                                                       ==========================


Beginning Overcollateralization Amount                                              5,880,121.40
Overcollateralization Amount Increase (Decrease)                                           (0.00)
                                                                       --------------------------
Ending Overcollateralization Amount                                                 5,880,121.40
Outstanding Overcollaterization Amount                                                         -
                                                                       --------------------------
Required Overcollateralization Amount                                               5,880,121.40


                                                                                 Number                  Percent
                                                                 Balance        of Loans               of Balance
Delinquent Loans (30 Days)                                  1,372,146.60           27                     1.28%
Delinquent Loans (60 Days)                                  1,298,524.87           25                     1.21%
Delinquent Loans (90+ Days) (1)                             1,544,746.75           37                     1.44%
Foreclosed Loans                                                    0.00            0                     0.00%
REO                                                                 0.00            0                     0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                      Percent
                                                          Liquidation To-Date                        of Balance
                                                         --------------------------
Beginning Loss Amount                                                 5,506,613.08
Current Month Loss Amount                                               400,090.33                      0.37%
Current Month Principal Recovery                                          3,751.89
Net Ending Loss Amount                                                5,902,951.52